EXHIBIT 4.9.25

SUPPLEMENT TO

SECOND AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT

among

THE HERTZ CORPORATION,
as grantor,

GELCO CORPORATION
d/b/a GE FLEET SERVICES,
as secured party,

and

BNY MIDWEST TRUST COMPANY
not in its individual capacity but solely
as Collateral Agent,

Dated as of January 26, 2007

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1.	Certain Definitions	1

SECTION 1.2.	Interpretation and Construction	1

ARTICLE II

COLLATERAL AGENT AS LIENHOLDER FOR THE SECURED PARTY

SECTION 2.1.	Security Interest	2

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1.	Representations and Warranties of the Grantor	3

SECTION 3.2.	Covenants of the Grantor	3

ARTICLE IV

THE COLLATERAL AGENT

SECTION 4.1.	Appointment	4

SECTION 4.2.	Representations	5

SECTION 4.3.	Exculpatory Provisions	5

SECTION 4.4.	Limitations on Duties of the Collateral Agent	5

SECTION 4.5.	Resignation and Removal of the Collateral Agent	7

SECTION 4.6.	Merger of the Collateral Agent	8

SECTION 4.7.	Compensation and Expenses	8

SECTION 4.8.	Stamp, Other Similar Taxes and Filing Fees	8

SECTION 4.9.	Indemnification	8

SECTION 4.10.	Waiver of Set-Off by the Collateral Agent	9

i

ii

SUPPLEMENT TO SECOND
AMENDED AND RESTATED
COLLATERAL AGENCY AGREEMENT

THIS SUPPLEMENT TO THE SECOND AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT, dated as of January 26, 2007 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among THE HERTZ CORPORATION, a Delaware corporation, as the grantor (the “Grantor”), GELCO CORPORATION d/b/a GE FLEET SERVICES, including in its capacity as Domestic Collateral Agent, as the secured party (the “Secured Party”), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as collateral agent for the Secured Party (in such capacity, the “Collateral Agent”).

The parties are entering into this Agreement to supplement the Second Amended and Restated Collateral Agency Agreement, dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Agreement”), among Hertz Vehicle Financing LLC (“HVF”), Hertz General Interest LLC (“HGI”), the Grantor, BNY Midwest Trust Company (not in its individual capacity, but solely as trustee for holders of HVF notes) and the Collateral Agent.

In consideration of the premises, the Grantor hereby agrees with the Collateral Agent for the benefit of the Secured Party as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1. Certain Definitions.  (a)  Unless otherwise specified herein, capitalized terms used herein shall have the meanings assigned to such terms in the Base Agreement, either directly or by reference to other agreements.

(b) As used herein “Other Hertz Assets” means all right, title and interest of the Grantor in, to and under the following, whether now existing or hereafter acquired: (i) all monies on deposit from time to time in the Collateral Accounts constituting Proceeds from the disposition of or otherwise arising from, related to or in respect of Vehicles owned by the Grantor that are not GE Financed Vehicles, and all Proceeds thereof; and (ii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

SECTION 1.2. Interpretation and Construction.  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, to the singular include the plural and to the part include the whole.  The words “hereof”, “herein”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.  Sections and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect.  Section and subsection references are to this Agreement unless otherwise specified.  As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates.

ARTICLE II

COLLATERAL AGENT AS LIENHOLDER
FOR THE SECURED PARTY

SECTION 2.1. Security Interest.  (a) As security for the payment of the obligations from time to time owing by Hertz under the GE Loan Documents, the Grantor hereby grants, pledges and assigns to the Collateral Agent for the benefit of the Secured Party a security interest in all right, title and interest of Hertz in, to and under the following, whether now existing or hereafter acquired (the “Hertz Collateral”):

(i) the Collateral Accounts, all monies on deposit from time to time in the Collateral Accounts constituting Proceeds from the disposition of or otherwise arising from, related to or in respect of GE Financed Vehicles, and all Proceeds thereof; and

(ii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

The Collateral Agent agrees that all of its right, title and interest in and to the Hertz Collateral shall be solely for the benefit of the Secured Party.

(b) The Secured Party hereby agrees that it shall be entitled to the benefits of this Agreement and, to the extent provided therein, the Base Agreement, only with respect to the Hertz Collateral.  The Secured Party hereby acknowledges that it shall have no interest in (i) any funds in a Collateral Account that are Proceeds of any HVF Vehicle or HGI Vehicle or that are Other Hertz Assets or (ii) any other portion of the HVF Vehicle Collateral or the HGI Vehicle Collateral or of the Other Hertz Assets, in each case regardless of the time, order, manner or nature of attachment or perfection of security interests in the GE Financed Vehicles, the HVF Vehicles or the HGI Vehicles (including the giving of or failure to give any purchase money security interest or other notice, or the order of filing financing statements), or any provision of the UCC, the Bankruptcy Code, or other applicable law.

(c) The Collateral Agent agrees that (i) with respect to the Hertz Collateral, it is acting hereunder and under the Base Agreement on behalf of the Secured Party and (ii) with respect to the Other Hertz Assets, it is acting hereunder and under the Base Agreement on behalf of the Grantor.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1. Representations and Warranties of the Grantor.  The Grantor represents and warrants to the Collateral Agent and the Secured Party as follows:

(a) The execution, delivery and performance by the Grantor of this Agreement (i) is within the Grantor’s corporate powers and has been duly authorized by all necessary corporate action, (ii) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained and (iii) does not contravene, or constitute a default under, any Requirements of Law with respect to the Grantor or any Contractual Obligation with respect to the Grantor or result in the creation or imposition of any Lien on any property of the Grantor, except for Liens created by this Agreement.  This Agreement has been executed and delivered by a duly authorized officer of the Grantor.
(b) No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Grantor of this Agreement or for the performance of any of the Grantor’s obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by the Grantor prior to the date hereof.
(c) This Agreement is a legal, valid and binding obligation of the Grantor enforceable against the Grantor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

SECTION 3.2. Covenants of the Grantor.  The Grantor hereby agrees that:

(a) It shall take all action necessary to maintain and to perfect the Collateral Agent’s security interest on behalf of the Secured Party in the Hertz Collateral now in existence and hereafter acquired or created, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereunder.
(b) At any time and from time to time, upon the written request of the Collateral Agent, and at its sole expense, it will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably deem desirable in obtaining the full benefits of this Collateral Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby.  It also hereby authorizes the Collateral Agent to file any such financing or continuation statement, at its expense, it being understood that the Collateral Agent shall have no obligation whatsoever to prepare or file such financing statements.  If any amount payable under or in connection with any of the Hertz Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and promptly pledged to the Collateral Agent hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly.
(c) It shall warrant and defend the Collateral Agent’s right, title and interest in and to the Hertz Collateral and the Proceeds thereof, for the benefit of the Secured Party against the claims and demands of all Persons whomsoever.

ARTICLE IV

THE COLLATERAL AGENT

SECTION 4.1. Appointment.  (a) Each of the Secured Party and the Grantor, by its execution of this Agreement, appoints the Collateral Agent as its agent under and for purposes of this Agreement and the Base Agreement.  Each of the Secured Party and the Grantor authorizes the Collateral Agent to act on behalf of the Secured Party or the Grantor, as the case may be, under this Agreement and the Base Agreement and, in the absence of other written instructions from the Secured Party with respect to the Hertz Collateral or the Grantor with respect to the Other Hertz Assets as may be received from time to time by the Collateral Agent (with respect to which the Collateral Agent agrees that it will comply) to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof or thereof and such powers as may be reasonably incidental thereto.  The Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of the Secured Party, in its name and stead, for such purposes as are necessary or desirable to effectuate the provisions of this Agreement and the Base Agreement, including, without limitation, in exercising remedies upon or otherwise dealing with the Hertz Collateral.  Such power of attorney is irrevocable and coupled with an interest.

(b) If the Secured Party represents in writing to the Collateral Agent that it has the right to act with respect to the Hertz Collateral pursuant to the GE Loan Documents, the Collateral Agent may conclusively rely upon such representation and shall exercise any and all rights, remedies, powers and privileges available to the Secured Party with respect to the Hertz Collateral to the extent and in the manner directed by the Secured Party, at the expense of the Grantor and subject to the other provisions of this Agreement (including without limitation Section 4.4(d)), as permitted under the GE Loan Documents, including, without limitation, the institution of legal or administrative actions or proceedings.  Each of the Grantor and the Secured Party agrees that the Collateral Agent may exercise such rights, remedies, powers and privileges in lieu of the Secured Party in accordance with the provisions of the preceding sentence.

(c) At any time after the occurrence and during the continuance of an Event of Default, if the Collateral Agent shall default in its obligation to exercise the rights, remedies,

powers or privileges of the Secured Party with respect to the Hertz Collateral in accordance with the direction of the Secured Party (including any rights under Section 4.1(b)), the Collateral Agent shall, upon the written request of the Secured Party, assign to the Secured Party the Collateral Agent’s security interest in the Hertz Collateral and shall, at the Collateral Agent’s expense, execute those instruments and documents necessary to effectuate such assignment.

SECTION 4.2. Representations.  The Collateral Agent hereby represents and warrants that (i) it is an Illinois trust company, duly organized, validly existing and in good standing under the laws of the State of Illinois and it has all requisite power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part, and this Agreement is the legal, valid and binding obligation of the Collateral Agent, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by the application of equitable principles.

SECTION 4.3. Exculpatory Provisions.  The Collateral Agent makes no representations as to the value or condition of the Hertz Collateral or any part thereof, as to the title of the Grantor thereto, as to the protection afforded by this Agreement or the Base Agreement, as to any statements, representations or warranties made by any Person (other than itself) in or in connection with this Agreement, the Base Agreement or any GE Loan Document, as to the validity, execution (except its own execution), enforceability (except enforceability against itself), priority, perfection, legality or sufficiency of this Agreement, the Base Agreement or any GE Loan Document or any documents or instruments referred to herein or therein, or the sufficiency or effectiveness or perfection or priority of any Lien on any collateral described in this Agreement, or as to the validity or collectibility of any obligation contemplated by this Agreement or the Base Agreement, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.  The Collateral Agent shall not be responsible for insuring the Hertz Collateral or for the payment of taxes, charges, assessments or Liens upon the Hertz Collateral or for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or otherwise perfecting or maintaining the perfection of its security interest in the Hertz Collateral purported to be granted hereby or otherwise as to the maintenance of the Hertz Collateral.

SECTION 4.4. Limitations on Duties of the Collateral Agent.  (a) The Collateral Agent undertakes to perform only the duties expressly set forth herein and in the Base Agreement and no implied duties shall be read into this Agreement or the Base Agreement.  Nothing herein shall be deemed to constitute the Collateral Agent a trustee or fiduciary for the Secured Party.

(b) The Collateral Agent may exercise the rights and powers granted to it by this Agreement and the Base Agreement, together with such powers as are reasonably incidental thereto, but only pursuant to the terms of this Agreement and the Base Agreement.

(c) The Collateral Agent’s duty of care shall be solely to deal with the Hertz Collateral as it would deal with property of its own, and the Collateral Agent shall not be liable for any error of judgment made in good faith by an officer thereof, or for any action taken or omitted to be taken by it in accordance with this Agreement or the Base Agreement, except to the extent caused by the gross negligence or willful misconduct of the Collateral Agent.

(d) Except as required by the specific terms of this Agreement or the Base Agreement, the Collateral Agent shall not be required to exercise any discretion and shall have no duty to exercise or to refrain from exercising any right, power, remedy or privilege granted to it hereby or by the Base Agreement, or to take any affirmative action or refrain from taking any affirmative action hereunder or thereunder, unless directed to do so by the Secured Party or, as provided in the Base Agreement, the Servicer (and shall be fully protected in acting or refraining from acting pursuant to or in accordance with such directions, which shall be binding on the Secured Party).  Notwithstanding anything herein to the contrary, the Collateral Agent shall not be required to take any action (a) that in its reasonable opinion is or may be contrary to law or to the terms of this Agreement, the Base Agreement, any GE Loan Document or any other agreement or instrument relating to the Hertz Collateral, or (b) which might or would in its reasonable opinion subject it or any of its directors, officers, employees or agents to personal or financial liability unless it is indemnified hereunder or under the Base Agreement to its satisfaction (and if any indemnity should become, in the reasonable determination of the Collateral Agent, inadequate, the Collateral Agent may call for additional indemnity and cease to act until such additional indemnity is given).

(e) The Collateral Agent may, in its sole discretion, retain counsel, independent accountants and other experts selected by it and may act in reliance upon the advice of such counsel, independent accountants and other experts concerning all matters pertaining to the agencies hereby and by the Base Agreement created and its duties hereunder and thereunder, and shall be held harmless and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance upon or in accordance with the statements and advice of such counsel (or counsel to the Grantor), accountants and other experts.

(f) In the event that the Collateral Agent receives conflicting instructions delivered in accordance with this Agreement or the Base Agreement, the Collateral Agent shall have the right to seek instructions concerning its duties and actions under this Agreement or the Base Agreement from any court of competent jurisdiction.  If the Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action.  Without limiting the foregoing, in the event that there is any disagreement between the parties hereto resulting in adverse claims and demands being made in connection with the Hertz Collateral, or in the event that the Collateral Agent in good faith is in doubt as to what action it should take hereunder or under the Base Agreement, the Collateral Agent shall be entitled to retain the Hertz Collateral until the Collateral Agent shall have received (i) a final order of a court of competent jurisdiction directing delivery of the Hertz Collateral or (ii) a written agreement executed by the other parties hereto directing delivery of the Hertz Collateral in which event the Collateral Agent shall disburse the Hertz Collateral in accordance with such order or agreement.  Upon request of the Collateral Agent, any such court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Collateral Agent to the effect that such order is final.

(g) The Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Base Agreement, any GE Loan Document or any other agreements or instruments relating to the Hertz Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Hertz Collateral other than as it determines necessary in the fulfillment of its own obligations hereunder.

(h) The Collateral Agent shall be entitled to rely on any communication, certificate, instrument, opinion, report, notice, paper or other document reasonably believed by it to be genuine and correct and to have been signed, given or sent by the proper Person or Persons.  The Collateral Agent shall be entitled to assume that a Collateral Account, and any funds on deposit in or to the credit of a Collateral Account, are not subject to any writ, order, judgment, warrant of attachment, execution or similar process (collectively, a “writ”), unless (i) the Collateral Agent has actual knowledge thereof or (ii) the Collateral Agent has received written notice from the Grantor or the Secured Party that such writ has been issued and, in each case, continues to be in effect, which notice specifies the nature thereof.

(i) The Collateral Agent, in its individual capacity, may accept deposits from, lend money to and generally engage in any kind of business with the Servicer, the Grantor, any Manufacturer and their respective Affiliates as if it were not the agent of the Secured Party.

(j) The Collateral Agent may act through agents, custodians and nominees and shall not be liable for any negligent act on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.  The appointment of agents, custodians and nominees (other than legal counsel) pursuant to this subsection (j) shall be subject to the prior written consent of the Grantor and the Secured Party, which consent shall not be unreasonably withheld, and any consents required under the Base Agreement.  The possession of the Hertz Collateral by such agents, custodians or nominees shall be deemed to be the possession by the Collateral Agent.  No provision of this Agreement or the Base Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or under the Base Agreement or in the exercise of any rights and powers hereunder or thereunder unless the Collateral Agent is provided with an indemnity from the Secured Party or other Persons, satisfactory to the Collateral Agent in its sole discretion.

SECTION 4.5. Resignation and Removal of the Collateral Agent.  (a)  If the Collateral Agent resigns or is removed as “collateral agent” under the Base Agreement, the Collateral Agent shall concurrently therewith resign as Collateral Agent hereunder.  Any removed Collateral Agent shall be entitled to its reasonable fees and expenses to the date the successor Collateral Agent assumes the Collateral Agent’s duties hereunder.  The indemnification of Section 4.9 shall survive the termination of the other provisions of this Agreement as to the predecessor Collateral Agent.  Any successor “collateral agent” under the Base Agreement shall also be designated as Collateral Agent hereunder.

(b) The designation referred to in Section 4.5(a) shall, after any required filing, be full evidence of the right and authority to make the same, and this Agreement shall vest in such successor Collateral Agent, without any further act, deed or conveyance, all of the estate and title of its predecessors and upon such filing for record the successor Collateral Agent shall become fully vested with all the estates, properties, rights, powers, duties, authority and title of its predecessors; but any predecessor Collateral Agent shall nevertheless, on the written request of the Secured Party, the Servicer, the Grantor or any successor Collateral Agent empowered to act as such at the time any such request is made, execute and deliver an instrument without recourse or representation transferring to such successor all the estates, properties, rights, powers, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it to such successor Collateral Agent.  Upon the appointment of a successor Collateral Agent hereunder, the predecessor Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.

SECTION 4.6. Merger of the Collateral Agent.  Any corporation into which the Collateral Agent may be merged, or with which it may be converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

SECTION 4.7. Compensation and Expenses.  The Grantor shall pay to the Collateral Agent, from time to time (i) compensation for its services hereunder for administering the Hertz Collateral and the Other Hertz Assets as the Collateral Agent and the Grantor shall from time to time agree in writing, and (ii) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including reasonable fees and expenses of counsel) (A) arising in connection with the preparation, execution, delivery, or modification of this Agreement and/or the enforcement of any of the provisions hereof or (B) incurred in connection with the administration of the Hertz Collateral, the sale or other disposition of the Hertz Collateral or the Other Hertz Assets and/or the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and in and to the Hertz Collateral or the Other Hertz Assets.

SECTION 4.8. Stamp, Other Similar Taxes and Filing Fees.  The Grantor shall indemnify and hold harmless the Collateral Agent from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Hertz Collateral.  The Grantor shall pay, or reimburse the Collateral Agent for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts payable in respect of the execution, delivery, performance and/or enforcement of this Agreement.

SECTION 4.9. Indemnification.  The Grantor shall pay, and indemnify and hold the Collateral Agent and each of the officers, employees, directors and agents thereof harmless from and against, any and all liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of any kind or nature whatsoever that may at any time be imposed on, incurred by, or asserted against, the Collateral Agent or any such officers, employees, directors or agents in any way relating to or arising out of the Hertz Collateral and the execution, delivery, amendment, enforcement, performance and/or administration of this Agreement (and any agreements related thereto, including the Base Agreement), including reasonable fees and expenses of counsel and other experts, and the Grantor shall reimburse the Secured Party for any payments made by the

Secured Party to the Collateral Agent or any such officers, employees, directors or agents for any of the foregoing; provided, however, that the Grantor shall not be liable for the payment of any portion of such liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of the Collateral Agent or any such officers, employees, directors or agents which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the gross negligence or willful misconduct of the Collateral Agent or any such agent.

The Secured Party agrees to indemnify and hold the Collateral Agent and each of its officers, employees, directors and agents harmless to the same extent as the Grantor in accordance with the foregoing paragraph but only to the extent that the Collateral Agent has not been paid by the Grantor pursuant to such paragraph or pursuant to the Base Agreement.

SECTION 4.10. Waiver of Set-Off by the Collateral Agent.  The Collateral Agent hereby expressly waives any and all rights of setoff, abatement, diminution or deduction that it may otherwise at any time have under applicable law with respect to the Hertz Collateral, provided, however, that this waiver shall not apply to obligations, if any, owed to the Collateral Agent as an agent for the Secured Party; and agrees that all Hertz Collateral shall at all times be held and applied in accordance with the provisions hereof.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Amendments, Supplements and Waivers.  This Agreement may be amended, waived, terminated, supplemented or otherwise modified pursuant to a writing executed by the Collateral Agent, the Secured Party and the Grantor.  The initial effectiveness of any amendment or other modification to this Agreement shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding.

SECTION 5.2. Notices.  All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed by certified or registered mail and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of such, and shall be addressed at the address specified for such party on the signature pages hereto.

SECTION 5.3. Headings.  Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 5.4. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.5. Counterparts.  This Agreement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  The parties hereto may not assign either this Agreement or any of their respective rights, interests or obligations hereunder.  Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Hertz Collateral.

SECTION 5.7. Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.8. Effectiveness.  This Agreement shall become effective on the execution and delivery hereof and shall remain in effect until the Secured Party shall not have any claim on the Hertz Collateral.

SECTION 5.9. Termination of this Agreement.  At any time that no amounts are then owing to the Secured Party under the GE Loan Documents, no commitments to lend exist under the GE Loan Documents and the GE Loan Documents shall have been terminated, the Secured Party shall, upon the request of the Grantor, terminate this Agreement upon notice to the Collateral Agent (with a copy thereof to the Grantor), and the Collateral Agent shall, following receipt of such notice from the Secured Party, take all actions thereafter reasonably requested by the Grantor or the Secured Party, at the Grantor’s expense, to evidence the termination of this Agreement and the Collateral Agent’s interest in the Hertz Collateral, including, without limitation, execute such documents and instruments as the Grantor or the Secured Party may reasonably request in connection with such reassignment; provided, however, that Sections 4.3, 4.4(a) and (c) through (h), 4.7, and the indemnification set forth in Sections 4.8 and 4.9 shall survive the termination of this Agreement.

SECTION 5.10. No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Collateral Agent or the Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 5.11. Submission To Jurisdiction; Waivers.  Each of the Grantor, the Collateral Agent and the Secured Party hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, County of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 5.2 or (i) in the case of the Grantor and the Secured Party, at such other address of which the Collateral Agent shall have been notified pursuant thereto and (ii) in the case of the Collateral Agent, at such other address of which the Collateral Agent shall have notified the Grantor and the Secured Party;
(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 5.12. Waiver of Jury Trial.  THE COLLATERAL AGENT, THE GRANTOR AND THE SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.13. No Recourse.  The obligations of the Grantor under this Agreement are solely the obligations of the Grantor.  No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any employee, officer or director of the Grantor.

[Signature pages follow]

IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

THE HERTZ CORPORATION,
as Grantor

By:	/s/ Elyse Douglas
Name: Elyse Douglas
Title: Treasurer

Address:	225 Brae Boulevard
Park Ridge, NJ 07656
Attention:	Treasury Department
Telephone:	(201) 307-2000
Facsimile:	(201) 307-2746

GELCO CORPORATION d/b/a GE FLEET SERVICES,
as Secured Party

By:	/s/ Vivek Kaushal
Name: Vivek Kaushal
Title: Chief Risk Officer

Address:	c/o GE Corporate Financial Services
201 Merritt 7
Norwalk, CT 06856-5201
Attention:	Operations Site Leader-2nd Floor
Telephone:	203-956-4146
Facsimile:	203-229-5788

BNY MIDWEST TRUST COMPANY,
not in its individual capacity but solely as
Collateral Agent

By:	/s/ Marian Onischak
Name: Marian Onischak
Title: Vice President

Address:	2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Attention:	Corporate Trust Administration —
Structured Finance
Telephone:	(312) 827-8569
Facsimile:	(312) 827-8562

ACKNOWLEDGED:

HERTZ VEHICLE FINANCING LLC,

By:	/s/ Elyse Douglas
Name: Elyse Douglas
Title: Vice President & Treasurer

HERTZ GENERAL INTEREST LLC,

By:	/s/ Elyse Douglas
Name: Elyse Douglas
Title: Vice President & Treasurer

BNY MIDWEST TRUST COMPANY,
not in its individual capacity, but solely as
Trustee for Holders of HVF Notes

By:	/s/ Marian Onischak
Name: Marian Onischak
Title: Vice President